EXHIBIT 5

OPINION OF OSLER, HOSKIN & HARCOURT LLP

July 8, 2011

Bank of Montreal

21st Floor, 1 First Canadian Place

Toronto, ON M5X 1A1

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Bank of Montreal (“BMO”), a Canadian bank chartered under the Bank Act (Canada), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by BMO on or about July 8, 2011 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the issuance by BMO of up to 3,710,366 common shares of BMO (the “Shares”) pursuant to the plans listed on the cover of the Registration Statement.

We have examined: (a) the Registration Statement and (b) the amended and restated by-laws of BMO dated January 25, 2011. We have also examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary or relevant for the purposes of this opinion.

In giving this opinion, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

In expressing this opinion, we have relied upon certified copies of the resolutions of the board of directors of BMO dated December 16, 2010 and March 1, 2011.

On the basis of the foregoing, we are of the opinion that when the Shares shall have been issued as contemplated in the plans listed on the cover of the Registration Statement, including the receipt by BMO of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP